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                            SECOND AMENDMENT OF LEASE

     THIS SECOND AMENDMENT OF LEASE is made this 7th day of September, 2006, by and between RB KENDALL FEE, LLC ("Landlord") and IDENIX PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 1400, Cambridge, Massachusetts 02139 ("Tenant").

                                    RECITALS:

     A. Reference is made to an Indenture of Lease dated June 8, 2005 by and between One Kendall Square Associates, LLC, the predecessor in title to Landlord, and Tenant, as amended by a First Amendment of Lease dated July 24, 2006, demising approximately 41,746 s.f. of rentable square feet of space on a portion of the first, fourth, fifth and penthouse floors of Building No. 1400, One Kendall Square, Cambridge, Massachusetts (the "Lease"). Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

     B. Landlord and Tenant are the current holders, respectively, of the lessor's and lessee's interests in the Lease.

     C. Landlord and Tenant now desire to amend the Lease as set forth herein.

     D. Capitalized terms not defined herein shall have the meanings set forth in the Lease.

                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. As of the earlier of (i) the date Tenant's contractor delivers to Landlord a certificate stating that Tenant's Second Amendment Expansion Work (as defined herein) has been substantially completed in accordance with plans approved by Landlord, with the exception of minor items of incomplete work and so-called "punchlist items"; (ii) October 1, 2006; or (iii) the date Tenant occupies any portion of the Second Amendment Expansion Premises (as defined herein) for purposes other than completion of the Tenant's Second Amendment Expansion Work (the earlier to occur of (i), (ii) or (iii) being hereinafter called the "Second Amendment Expansion Commencement Date"), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 7,501 rentable square feet of additional floor area on the third (3rd) floor the Building as shown outlined in red on "Exhibit A" attached hereto and made a part hereof (the "Second Amendment Expansion Premises"). Effective as of the Second Amendment Expansion Commencement Date, all references in the Lease to the Premises shall be deemed to include the Second Amendment Expansion Premises. At the written request of either Landlord or Tenant, the parties shall, after the occurrence of the Second Amendment Expansion Commencement Date, execute a written agreement confirming the Second Amendment Expansion Commencement Date and the date of expiration of the term of the Lease.

     2. Effective as of the Second Amendment Expansion Commencement Date, in addition to the rent paid by Tenant in accordance with Article 6 of the Lease, as amended, Tenant shall pay additional base rent for the balance of the term for the Second Amendment Expansion Premises at the rate of $202,527.00 per annum, payable in advance, in monthly installments of $16,877.25, and otherwise in

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accordance with the Lease (the "Second Amendment Expansion Premises Rent").

     3. Effective as of the Second Amendment Expansion Commencement Date, Tenant's Proportionate Building Share shall increase to 36.95% and Tenant's Proportionate Common Area Share shall increase to 7.57%.

     4. Except as may otherwise be expressly set forth in this Amendment, Tenant shall take the Second Amendment Expansion Premises "as is", in the condition in which the Second Amendment Expansion Premises are in as of the date hereof. Landlord shall deliver the Second Amendment Expansion Premises with the HVAC system serving the premises in good working order.

     5. Tenant will be performing all work to prepare the Second Amendment Expansion Premises for Tenant's occupancy (the "Tenant's Second Amendment Expansion Work"). Landlord shall, in the manner set forth herein, contribute up to One Hundred Fifty Thousand Twenty and 00/100 ($150,020.00) Dollars ("Landlord's Second Amendment Expansion Contribution") towards the costs of completing construction of Tenant's Second Amendment Expansion Work including design and engineering fees. All of the provisions relating to Tenant's Work as set forth in Sections 4.2 (b), (c) and (d) and 4.3 of the Lease shall apply to Landlord's Second Amendment Expansion Contribution and Tenant's Second Amendment Expansion Work, except that Landlord shall have no obligation to pay Landlord's Second Amendment Expansion Contribution in respect of any requisition submitted more than four (4) months after the Second Amendment Expansion Commencement Date.

     6. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant or Tenant's employees, contractors, representatives or agents, upon execution of this Amendment Tenant shall be granted access to the Second Amendment Expansion Premises for the purposes of commencing and completing Tenant's Second Amendment Expansion Work. The failure to have the Second Amendment Expansion Premises available to Tenant by the date of this Amendment shall in no way affect the validity of this Amendment or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of the Lease, and Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair, decorate or otherwise prepare the Second Amendment Expansion Premises for Tenant's occupation or use. However, the Second Amendment Expansion Commencement Date shall be delayed one day for each day of delay in the delivery of the Second Amendment Expansion Premises by Landlord to Tenant, provided such delay was not caused by the action or inaction of Tenant or Tenant's employees, contractors, representatives or agents.

     7. Prior to entering the Second Amendment Expansion Premises, Tenant shall provide certificates of insurance evidencing that the Second Amendment Expansion Premises are included under the policies of insurance required under the Lease. Tenant shall coordinate such entry with Landlord's building manager, and such entry shall be made in compliance with all terms and conditions of this Amendment and the Rules and Regulations then in effect for the Building. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

     8. The Tenant may occupy and use the Second Amendment Expansion Premises only for general business offices.

     9. Section 29.18 of the Lease, as previously amended, is hereby further amended to provide that as of the Second Amendment Expansion Commencement Date, the Landlord shall make available to


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Tenant seven (7) additional monthly parking passes for use in the OKS Garage.
The additional parking passes shall be paid for by Tenant at the current prevailing rate in the OKS Garage as such rate may vary as set forth in Section
29.18 of the Lease.

     10. The Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Amendment other than Richard Barry Joyce & Partners and Lincoln Property Company, and in the event of any brokerage claim against either party by any person (other than the aforementioned brokers) claiming to have dealt with either Landlord or Tenant in connection with this Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim. Any brokerage fees due Richard Barry Joyce & Partners and Lincoln Property Company shall be the responsibility of Landlord pursuant to separate agreements.

     11. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

                     SIGNATURES CONTAINED ON FOLLOWING PAGE


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     IN WITNESS WHEREOF the parties hereto have executed this Second Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:                               TENANT:

RB KENDALL FEE, LLC,                    IDENIX PHARMACEUTICALS, INC.
a Delaware limited liability company

By: Beal Kendall LLC,                   By: Paul Fanning
    a Massachusetts limited liability       ------------------------------------
    company,                            Name: Paul Fanning
    its authorized signatory            Title: VP, Human Resources
                                               Hereunto duly authorized

By: Robert L. Beal
    ---------------------------------
Name: Robert L. Beal
Title: Manager


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                                    EXHIBIT A

                PLAN SHOWING SECOND AMENDMENT EXPANSION PREMISES


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